EXHIBIT 10.1

FOURTH AMENDMENT

TO

CREDIT AGREEMENT

Dated Effective as of September 30, 2004

AMONG

PLAINS EXPLORATION & PRODUCTION COMPANY,

AS BORROWER,

THE GUARANTORS,

JPMORGAN CHASE BANK,

AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) dated effective as of September 30, 2004, is among PLAINS EXPLORATION & PRODUCTION COMPANY, a Delaware corporation (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); JPMORGAN CHASE BANK, as administrative agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and each of the undersigned Lenders.

R E C I T A L S

A. The Borrower, the Agents and the Lenders are parties to that certain Credit Agreement dated as of April 4, 2003 (as amended by the First Amendment to Credit Agreement dated as of August 8, 2003, the Second Amendment to Credit Agreement dated as of May 14, 2004 and the Third Amendment to Credit Agreement dated as of May 28, 2004, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has requested and the Lenders have agreed to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendments to Section 1.02.

(a) The following definitions are hereby amended in their entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, as the same may from time to time be amended, modified, supplemented or restated.

“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net

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income of any Person in which the Borrower or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary gains or losses during such period; (e) non-cash gains, losses or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives; (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and writedowns under FASB Statements Nos. 19, 121 and 142; and (g) any charges related to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its stated maturity.

“Tangible Net Worth” means, at any date: (a) the consolidated shareholder’s equity of the Borrower and its Consolidated Restricted Subsidiaries (determined in accordance with GAAP) less (b) the accumulated other income balance associated with FASB Statement 133 calculations and less (c) the aggregate amount of treasury stock, goodwill, deferred development costs, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names and all other intangible assets of the Borrower and its Consolidated Restricted Subsidiaries classified as such under GAAP. Tangible Net Worth shall exclude in aggregate following the Nuevo Conversion Date: (1) any extraordinary gains or losses during such period; (2) non-cash gains, losses or adjustments under FASB Statement 133 as a result of changes in the fair market value of derivatives; (3) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns and writedowns under FASB Statements Nos. 19, 121 and 142; and (4) any charges related to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any indebtedness prior to its stated maturity.

(b) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Fourth Amendment” means the Fourth Amendment to Credit Agreement dated effective as of September 30, 2004 among the Borrower, the Guarantors and the Lenders party thereto.

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2.2 Amendment to Section 9.13(e)(i). Section 9.13(e)(i) is hereby amended by adding the words “or any Responsible Officer” after the words “board of directors” in the fourth line thereof.

2.3 Amendment to Section 9.15. Section 9.15 is hereby amended by deleting the words “otherwise permitted” in the sixth line thereof and replacing them with the words “not otherwise prohibited”.

2.4 Amendment to Section 9.16. The third sentence of Section 9.16 is hereby deleted in its entirety.

Section 3. Conditions Precedent. This Fourth Amendment shall become effective as of September 30, 2004 on the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement):

3.1 The Administrative Agent shall have received from the Majority Lenders, the Borrower and each Guarantor, counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Persons.

3.2 The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.

3.3 No Default shall have occurred and be continuing, after giving effect to the terms of this Fourth Amendment.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. Each Obligor hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby, notwithstanding the amendments contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) since April 4, 2003, there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Loan Document. This Fourth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

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4.4 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

4.5 No Oral Agreement. This Fourth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

4.6 GOVERNING LAW. THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed, to be effective as of September 30, 2004.

BORROWER:	PLAINS EXPLORATION & PRODUCTION
COMPANY

By:
Stephen A. Thorington Executive Vice President and Chief Financial Officer

GUARANTORS:		ARGUELLO INC.
PLAINS E&P COMPANY
PMCT INC.
PLAINS RESOURCES
INTERNATIONAL INC.
NUEVO INTERNATIONAL INC.
PACIFIC INTERSTATE OFFSHORE COMPANY
NUEVO OFFSHORE COMPANY
NUEVO RESOURCES INC.
NUEVO TEXAS INC.
NUEVO PERMIAN INC.
NUEVO PERMIAN LIMITED PARTNERSHIP
NUEVO GHANA INC.

	By:	/s/ STEPHEN A. THORINGTON
Stephen A. Thorington Vice President and Treasurer

PXP GULF COAST INC.

	By:	/s/ STEPHEN A. THORINGTON
Stephen A. Thorington Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	JPMORGAN CHASE BANK, as a Lender and as
Administrative Agent

	By:	/s/ ROBERT C. MERTENSOTTO
Robert C. Mertensotto Managing Director

BANK ONE, NA (MAIN OFFICE CHICAGO),
as a Lender and as a Co-Syndication Agent

By:	/s/ ROBERT C. MERTENSOTTO
Robert C. Mertensotto Managing Director

HARRIS NESBITT FINANCING, INC.,
as a Lender and as a Co-Syndication Agent

By:	/s/ JAMES V. DUCOTE
James V. Ducote Vice President

BNP PARIBAS, as a Lender and as a
Co-Documentation Agent

By:	/s/ BRIAN MALONE
Brian Malone Vice President

By:	/s/ GREG SMOTHERS
Greg Smothers Vice President

THE BANK OF NOVA SCOTIA, as a Lender and as a Co-Documentation Agent

By:	/s/ VICKI GIBSON
Vicki Gibson Senior Manager

BANK OF SCOTLAND, as a Lender and as a Managing Agent

By:	/s/ AMENA NABI
Amena Nabi Senior Vice President

FLEET NATIONAL BANK, as a Lender and as a Managing Agent

By:	/s/ MICHAEL DILLON
Michael Dillon Managing Director

FORTIS CAPITAL CORP., as a Lender and as a Managing Agent

By:	/s/ CHRIS PARADA
Chris Parada Vice President

By:	/s/ DARRELL W. HOLLEY
Darrell W. Holley Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender and as a Managing Agent

By:	/s/ DAVID HUMPHREYS
David Humphreys Vice President

WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as a Lender and as a Managing Agent

By:	/s/ PAUL A. SQUIRES
Paul A. Squires Vice President

CALYON NEW YORK BRANCH, as successor in interest by consolidation to Credit Lyonnais New York Branch, as a Lender

By:	/s/ OLIVIER AUDEMARD
Olivier Audemard Managing Director

By:	/s/ PIERRE DEBRAY
Pierre Debray Managing Director

COMERICA BANK - TEXAS, as a Lender

By:	/s/ JULI BIESER
Juli Bieser Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/S/ MARCUS TARKINGTON
Marcus Tarkington Director

TORONTO DOMINION (TEXAS), INC., as a Lender

By:	/s/ JIM BRIDWELL
Jim Bridwell Vice President

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